SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  March 1, 2000

--------------------------------------------------------------------------------
                                 Date of Report

                        (Date of Earliest Event Reported)

                                COSMOZ.COM, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                             1515 S. El Camino Real

                           San Mateo, California 94402

--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                  650/358-1188

                                650/358-0188(fax)

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                          Registrant's telephone number

                          IVORY ACQUISITION CORPORATION

                                1504 R Street, NW

                              Washington, DC 20009

--------------------------------------------------------------------------------
                         Former name and former address

         Delaware                   0-28377                94-3319536
         --------                   -------                ----------
         (State or other            (Commission            (I.R.S. Employer
         jurisdiction of            File Number)           Identification No.)
         incorporation)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization and Plan of Acquisition (the "Acquisition Agreement") dated January 5, 2000, between Cosmoz.com, Inc., ("Cosmoz" or the "Company"), a Delaware corporation, and Ivory Acquisition Corporation, ("Ivory"), a Delaware Corporation, all the outstanding shares of common stock of Ivory Acquisition Corporation were exchanged for 250,000 shares of common stock of Cosmoz.com, Inc.Thereafter, Cosmoz effected a short form merger with its wholly-owned subsidiary, Ivory, and in a transaction in which Cosmoz was the surviving company.

         The Acquisition Agreement and the subsequent merger were adopted by the unanimous consent of the Board of Directors of Ivory and approved by the unanimous consent of the shareholders of Ivory. The Acquisition is intended to qualify as reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Prior to the acquisition of and merger with Ivory, Cosmoz.com had 61,034,5456 shares of common stock issued and outstanding, and there are 60,284,546 shares issued and outstanding following the acquisition. As a result of the Acquisition Transaction, Cosmoz acquired 100% of the issued and outstanding common stock of Ivory.

         Upon effectiveness of the acquisition and the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Cosmoz became the successor issuer to Ivory for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective as of the date of the merger.

         The officers of Cosmoz will continue as officers of the successor issuer. See "Management" below. The officers, directors, and by-laws of Cosmoz will continue without change as the officers, directors, and by-laws of the successor issuer.

         A copy of the Acquisition Agreement was previously filed and is incorporated in its entirety herein by reference to that previous filing. A copy of the certificate of ownership and merger is filed herewith.

         (b) The following table contains information regarding the shareholdings of Cosmoz' current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants and options held by each such person or entity):

                                    Number of shares        Percent of
                                    of Common Stock         Common Stock
                                    Beneficially Owned      Beneficially
                                                            Owned(1)
                                    ------------------      ------------
Name

Wilfred Shaw                        1,526,798               2.53%
Chairman and Chief
Executive Officer

Asia Pacific Ventures (2)           6,000,000               9.94%
Suite 1-3 16th Floor,
Kinwick Centre,
32 Hollywood Road

Central Hong Kong, Hong Kong

Times Square International, Inc.    7,500,000               12.43%
P.O.Box 107
Oceanic House
Grand Turk
Turks and Caicos Islands

Corworth Investment, Inc. (4)       7,356,117               12.19%
P.O.Box 107
Oceanic House
Grand Turk
Turks and Caicos Islands

Justin Keener,                        405,000                0.7%
Director and Chief
Operating Officer

Wing Yu, (5)                          275,000               0.5%
Director and
Vice President

(1) The following percentages are based upon 60,309,545 shares of the Company common stock outstanding.
(2) Asia Pacific Ventures is a related party to Mr. Wilfred Shaw, Chairman and Chief Executive Officer.
(3) Received in exchange for a $150,000 loan secured by a promissory note under which MIS International, Inc., the Company's predecessor, was obligated to repay the loan amount to Times Square International, Inc. with shares of common stock of MIS International, Inc., at $0.02 per share.
(4) Received in exchange for a $147,122 loan secured by a promissory note under which MIS International, Inc., the Company's predecessor, was obligated to repay the loan amount to Corworth Investment, Inc., with shares of common stock of MIS International, Inc., at $.02 per share.
(5) This figure includes Mr. Yu's stock options of 100,000 shares at a strike price of $1.50 per share. Mr. Yu may exercise his stock options until May 31, 2003.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Ivory and Cosmoz.

         In evaluating Cosmoz as a candidate for the proposed Acquisition, Ivory used criteria such as the value of the assets of Cosmoz, its ability to compete in the information technology market, the increased use of the Internet for commerce, its current and anticipated business operations, and its business reputation in the Internet venture capital community. In evaluating Ivory, Cosmoz placed a primary emphasis on Ivory's status as a reporting company under
Section 12(g) of the Securities Exchange Act of 1934, as amended, (the "Act") and the acquisition of Ivory facilitating Cosmoz becoming a reporting company under the Act.

         (b) The Company intends to strengthen its position in the Internet portal line by further development of its World Wide Web ("WEB") technologies and existing Internet properties, and WEB sites. The Company plans to meet its strategic objectives through acquisitions of companies that share the Company's focus and have synergy with the Company's current properties.

BUSINESS

Company

         Cosmoz was incorporated in the State of Delaware on October 15, 1996, as MIS International, Inc., which merged with MIS Multimedia Interactive Services, Inc., a Canadian corporation, as of July 1, 1997. MIS Multimedia Interactive Services, Inc. and its subsidiaries, Pretzel Franchising, Inc. and Wheel to Wheel Franchising, Inc., were engaged in the business of operating retail stores and selling franchises. Presently, the headquarters of Cosmoz are located in San Mateo, California.

         Cosmoz.com is a leading Internet holding and venture company that funds, acquires, and monetizes various Internet companies. Primarily focused on investing in business-to-business (B2B) Internet companies, Cosmoz.com is at the cutting-edge of the Internet revolution. The Company's strategic business model allows it to capitalize on the future value, growth, and technology of tomorrow's leading Internet companies. Cosmoz.com's strategy of investing in early-stage Internet companies at favorable valuations facilitates growth, synergy, and value, and allows the Company to maximize return on its investments and the Cosmoz.com network as a whole.

         Through the World Wide Web, the Company offers a network of branded, technology and community-driven Web sites focused on personal finance, investing, Internet search, business-to-business commerce and games. The strategy behind these acquisitions is for increasing the user base, cash flows, and exposure. The Company targets businesses that it believes exhibit a potential for an exponential rate of growth and a strong return on investment. After identifying such a business, the Company offers it the cash and other business resources (financial, management and marketing expertise) it needs to become profitable. Additionally, Cosmoz develops Web related software and technology to support its portal line of business.

         Currently, the Company has five wholly owned subsidiaries, which are BuckInvestor.com, Inc., KingFine, Inc., MB Technologies, Inc., StreetIQ.com, Inc., and iTrack, Inc. Shares of the Company's common stock were the sole consideration in the Company's acquisition of these five entities.

         BuckInvestor.com, Inc., ("BuckInvestor") provides a variety of investment information, financial advice and education in an easy-to-understand format geared towards investors under age 35. Cosmoz acquired BuckInvestor on April 27, 1999. Some of the services and benefits featured on the WEB site include original articles on the basics of investing, personal financial advice, daily market news, commentary from certified financial consultants, stock quotes, and message boards. BuckInvestor also contains a large online directory of approximately 700 investment clubs from around the world. BuckInvestor was formerly based in Raleigh, North Carolina, but has moved its operations to the Company headquarters in San Mateo.

         KingFine, Inc., D/B/A MonsterPick.com, provides personal online investing and day trading contests. MonsterPick.com has created and maintained an online investment community setting where investor participation is achieved by the exchange of ideas and opinions through message boards and playing in the "Pick of the Day" contests. MonsterPick.com members scoring the greatest cumulative gains each month based on their stock picks win prizes provided by sponsors and advertisers. MonsterPick.com was formerly based in Auburn, Indiana, but has moved its operations to the Company headquarters in San Mateo.

         MB Technologies, Inc., D/B/A TickerZone.com, is a message board community solutions provider acquired by Cosmoz on July 20th, 1999. The technology available to the members of this WEB community allows its users to customize the look of their message boards, to include additional HTML code to the message boards, to use cascading style sheets and to schedule advertising banners. Users can also restrict access to the board through a variety of controls. The message board is located at http://www.tickerzone.com. The
TickerZone.com WEB site also profiles and promotes affiliated WEB sites. The Company's intention is to use this turnkey solution to pool the fragmented message board traffic from numerous other financial WEB sites into one forum. TickerZone.com was formerly based in Arcadia, California, but has moved its operations to the Company headquarters in San Mateo.

         StreetIQ, Inc., ("StreetIQ"), is a women's online community, acquired by Cosmoz.com on August 25, 1999. The WEB site is located at and currently reaches approximately 250,000 online users in the United States. The StreetIQ WEB site offers several online services including stock quotes, personal stock portfolios, stock research, broker ratings, initial public offering information, free electronic mail, and a variety of commentary and discussion forums targeting women.

         iTrack, Inc., ("iTrack"), is an online auction monitoring service that lets auction shoppers stay on top of key product types or product categories and also lets them to monitor auctions for rare and unusual items on ten of the top Web auction sites. These Web sites include Amazon.com Auctions, Auction Universe, boxLot Online Auctions, Gold's Auctions, Haggle Online (part of the Go2Net Network), OnSale, UBid, Xoom Auctions, and Yahoo!. iTrack is located at . This service enables users of the WEB to track online auctions at no initial cost. iTrack also delivers its search results via electronic mail Auctions. iTrack was formerly based in Los Gatos, California, but has moved its operations to the Company headquarters in San Mateo.

         Additionally, the Company wholly owns two inactive subsidiaries, Pretzel Franchising, Inc., and Wheel to Wheel Franchising, Inc., in Canada. The Company is in the process of closing down both of these subsidiaries.

         In March of 1999, Cosmoz Online Ltd., a privately held foreign corporation, ("Cosmoz Online") entered into an exclusive marketing arrangement with the Company for a sole purpose of developing and promoting Cosmoz Online's online casinos. Under the terms of this marketing arrangement, the Company agreed to promote Cosmoz Online's online casinos as stand alone businesses. In exchange for its services, the Company has received a one-time fee of $20,000 and a 5% commission on all player deposits generated from the casinos' online activities. Cosmoz Online currently operates five online casinos:
DragonCasino.com, RealBet.com, Tikicasino.com, DesertCasino.com and KingsCourtCasino.com.

         The Company has a minority ownership interest in iPing, Inc., ("iPing"). It is the first WEB based wake-up call, reminder, and notification service, MrWakeUp.com, located at . This service utilizes iPing's unique application for connecting the Internet with the telephone. Mr.WakeUp is a free service supported by advertisers and sponsors such as Amazon.com and 1-800presents.com. Service users can go to MrWakeUp.com and schedule customized phone calls to wake them up and remind them about meetings and other important time-sensitive events. Users can also set customized phone calls to send information such as headline news, horoscopes, weather and motivational tips from the Internet at their requested time. Currently, approximately approximately 30,000 subscribers use Mr.WakeUp.com's services.

         The Company also has made an indirect investment through Ridgewood Capital, an Internet business- to-business investment fund, in several Internet based companies. The portfolio of companies include Medibuy.com., an electronic commerce business-to-business service matching online buyers and sellers of medical supplies, products and equipment where registered buyers can post a request for proposal on the site and registered vendors will respond with their bids, Metasound, an Internet telecommunications company, Quantum Conveyors, an automated package handling technology company, InViso, a maker of screens for portable Internet devices, Marketfusion.com., a business-to-business electronic commerce company, Sycon, specialized computer chip design software maker, and Feedroom.com, a broadband Internet channel.

         Cosmoz, management believes that its focus on providing resources for personal investing and making calculated investments in other technology companies will allow it to compete successfully with other Internet companies. There is no assurance that the Company will be able to secure any or all funding necessary for its future growth and expansion. There is also no assurance that even if the Company manages to obtain adequate funding to complete any contemplated acquisition, such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

         The Company intends to continue future investments and acquisitions of the Internet companies that fit the Company's general acquisition criteria. However, currently, the Company does not have a fixed source of capital to finance such future acquisitions. In this respect, the Company intends to accomplish its acquisition plans by exchange of the Company's common stock alone. There is no assurance given as to the trading price of the Company stock or liquidity of its common stock. Low trading price or poor liquidity of the Company's common stock may adversely affect the Company's ability to engage in future acquisitions and to accomplish its growth objectives.

Current Operations

         The Company's current operations primarily consist of identifying and making acquisitions of other small information technology and Internet based companies that share the focus and quality specific to the Company's current portfolio of acquisitions. During 1999, the Company completed for common-stock only acquisitions of BuckInvestor.com, Inc., and KingFine, Inc. In addition to this aspect of its business, the Company is in the process of developing and maintaining its technology infrastructure to maximize speed, reliability and security with a fully scaleable foundation. The Company Web systems are maintained in secure, climate controlled locations with load balancing and fault tolerance.

Marketing

         The Company intends to focus its promotional efforts on mass media and public relations to create product awareness in order to develop a broader user base. This advertising campaign is intended to raise general awareness of the Cosmoz.com branding through the placement of print advertisements in major metropolitan newspapers and nationally circulated print media. The Company intends to target Web users through placement of banner advertisements on all major portals and sites, e.g. Hotbot, Yahoo!, Lycos, Ask Jeeves, The Globe, Go.com, Alta Vista, etc., in the upcoming months to promote its portal. The Company also plans to have a contest with a possibility of giving away books and Apple iMac computers as prizes. As a part of its general advertising campaign, the Company also plans to secure advertising space in the trade magazines targeting specific market niches.

         The Company's current advertising and promotional efforts engage several forms of mass media. More specifically, the Company has placed advertisements in major metropolitan newspapers (e.g., The New York Times and Los Angeles Times) with year to date advertising expenses of $25,597, radio advertisements placed with Metro Networks Communications incurred $176,038 in expenses to date, and advertisements placed in a specialty publication (e.g., Barron's and Investor's Business Daily) totaled $43,863 in expenses to date. The Company intends to continue and expand its promotional efforts in order to reach wider user audience.

Trademarks and Patents

         The Company has no patents or trademarks. The Company has filed applications to secure Company's existing Internet domain names including Cosmoz.com, StreetIQ.com, MonsterQuote.com, iTrack.com and BuckInvestor.com. These applications are currently pending approval.

Suppliers

         The Company employs services of a number of suppliers whose services range from providing high speed Internet access to financial and other news content providers. Among many service providers are the following companies:

         Comtex Scientific Corporation, an electronic news service provider since December 1999 for a monthly fee of $900.00 plus one time start up fee in the amount of $2,500.00. A total of $8,350 has been paid to date in costs.

         Go2Net,   Inc.,  a  Washington  company  that  provides  search  engine technology from July 1, 1999 to December 31, 1999. A total of $35,000 has been paid to date in costs.

         AboveNet Communications, a California company that provides domain hosting and server services and is located at 50 West San Fernando Street, Suite 1010, San Jose, California, 95113. A total of $12,615 has been paid to date in costs.

         iSyndicate, a California company that provides syndicated content services including Associated Press news feed, general domestic, entertainment, sports, business and accurate weather news. A total of $16,600 has been paid to date in costs.

         Stockpoint, Inc., an Iowa company that provides real-time stock quote services, variety of charting options on a specific stock, and other performance indicators for all stocks and mutual funds quoted on the US stock markets (e.g., NYSE, AMEX and NASDAQ). Stockpoint, Inc., is located at 2600 Crosspark Road, Coralville, Iowa 52241. A total of $ 19,000 has been paid to date in costs.

Property

         Since May 1, 1999 the Company's principal executive offices are at a 2,054 square foot facility at 55 Hawthorne Street, Suite 550, San Francisco, California 94105. All operations including system development, control and maintenance are performed at this facility. This facility is leased for three years from G & I Howard, LLC, with no option to extend the lease, at an annual rate of $36.00 per square foot. Monthly lease payments in subsequent years are based on 1.53% of increases in operating expenses and property taxes paid or incurred by landlord in subsequent years over the first (base) year. The company intends to add another 3,000 square feet facility.

         The Company leases a living facility to accommodate out of town employees for business meetings.

Litigation

         There is no outstanding litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

Employees

         The Company currently employs 14 full-time employees. Upon securing of additional funding, the Company intends to hire additional 10 to 15 full-time employees during next several months.

Description of Securities

         The Company has an authorized capitalization of 200,000,000 share of Common Stock, $.001 par value per share, of which 61284,546 shares have been issued and are outstanding, and of 50,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding.

MARKET FOR THE COMPANY'S SECURITIES

         The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The Company's common stock is traded on the NASD OTC Bulletin Board under the symbol CMOZ. The NASDAQ Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

         The Company was required to become a reporting company by the close of business on February 28, 2000 or no longer be listed on the OTC Bulletin Board. Cosmoz concluded the acquisition of all the outstanding shares of Ivory, and became a successor issuer pursuant to Rule 12g-3 in order to comply with the reporting company requirements implemented by the NASDAQ Stock Market.

         The following table represents the average prices for the Company's common stock:


                      Open              High              Low              Closing
                      Price             Bid               Bid              Bid           Volume

January 2000          1.118             1.25              1.12             1.19             313,705
December 1999         1.50              1.75              1.31             1.50             517,359
November 1999         1.00              1.531             0.906            1.375            322,100
October 1999          1.469             1.531             1.00             1.00             145,600
September 1999        1.938             1.938             1.438            1.50             185,100
August 1999           2.156             2.156             1.781            1.875            243,600
July 1999             2.312             2.312             2.094            2.156            218,800
June 1999             2.844             2.875             2.156            2.281            262,400
May 1999              1.469             2.875             1.375            2.75             631,000
April 1999            1.312             1.562             1.125            1.375            441,400
March 1999            1.875             2.00              1.00             1.203            449,000
February 1999         2.875             3.00              1.75             1.875          1,513,800
January 1999          3.812             4.188             1.938            2.75           5,361,000


Management

         The executive officers of the Company are as follows:


Name                  Age    Title
----                  ---    -----

Wilfred Shaw          29     Chairman and Chief Executive Officer, Director
Justin Keener         25     Chief Operating Officer and Vice President
                             of Business Development

Wing Yu               31     Vice President of Information Technology


         Wilfred Shaw has been Chairman of the Board of Directors of the Company since its formation. The Company has entered into a consulting contract with Sharpmangement.com, Inc., for the services of Mr. Shaw to perform the duties of the Chief Executive Officer. Mr. Shaw owns Sharpmanagement.com, Inc..

         Mr. Shaw has spent the last eight years in the venture capital and investment industries, serving as Vice President for Business Development for Intertech Group, a conglomerate of small companies. From 1994 to 1996, Mr. Shaw was employed as the Vice President for Business Development for IG International, Inc., a pharmaceutical company based in the San Francisco Bay area. Mr. Shaw earned his Bachelor of Arts in Economics degree at Saint Mary's College.

         Justin Keener, Chief Operating Officer and Vice President of Business Development of the Company, co-founded a Web design firm, AdTech Promotions and the financial investment WEB site, BuckInvestor.com Inc. Mr. Keener joined the Cosmoz management team during the spring 1999 as a result of the acquisition of BuckInvestor.com, Inc., by the Company. Mr. Keener previously served as an Executive Vice President at R&S Distributing Company, Inc., where he managed company assets for more than four years, and was vice president of marketing for PilloRest, Inc. Mr. Keener holds a finance degree with honors from North Carolina State University.

         Wing Yu, Vice President of Information Technology, was an educator and a freelance Apple Macintosh developer for 6 years. While coordinating online advertising for Ticketmaster.com-CitySearch.com Online, he developed various WEB sites as a freelance Web developer. He holds a Bachelor of Arts in History from Occidental College, and a Masters in Arts degree in Instructional Technology.

Executive Compensation

         Sharpmangement.com, Inc., ("Sharpmanagement") receives $180,000 annually plus an initial bonus of $180,000 for providing financial management services, specifically the services of Mr. Shaw to be the Chief Executive Officer of Cosmoz. In January 2000, The Company paid Sharpmagement 1,250,000 shares of its common stock, having a market value of $1,562,500, as a bonus. The management services contract with Sharpmanagement, commenced on January 1, 2000. Mr. Shaw is the majority shareholder of Sharpmanagement.

         Justin Keener, Chief Operating Officer and Vice President of Business Development, receives $96,000 per annum. In January 2000, he received 875,000 shares of Cosmoz common stock, having a market value of $1,093,750, as a bonus.

         Wing Yu, Vice President of Information Technology, receives $120,000 per annum. In January 2000, he received 625,000 shares of Cosmoz common stock, having a market value of $781,250, as a bonus.

         The Company provides basic health and dental insurance. There is no life insurance provided.

RISK FACTORS

         Limited History of Operations; History of Losses. The Company and its subsidiaries have only a limited history of operations with periods of net operating losses. During the period from July 1, 1999 to December 31, 1999, the Company experienced a loss from its operations in the amount of $2,108,629 and a unrealized gain from its investments in the amount of $50,395. The Company operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a competitive field of Internet start-up companies. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, its ability to expand its network of Internet companies, reliability and acceptance of the Internet commerce, dependability of its advertising and recruiting network, and general economic conditions. There is no assurance that the Company will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

         Adverse Economic Conditions or a Change in General Market Patterns. A weak economic environment could adversely affect the Company sales and promotional efforts. General economic condition impact Internet based and related commerce and demand and interest for the Company's Internet services may decline at any time, especially during recessionary periods. Many factors beyond the Company's control may decrease overall demand for Internet portal services including, among other things, decrease in the entry costs by other similarly situated companies, increase in the overall unemployment rate, additional government regulation. There can be no assurance that the general market demand for Internet portal services and related fields will remain the same or will not decrease in the future.

         Reliance on Future Acquisitions Strategy. The Company expects to continue to rely on acquisitions as a primary component of its growth strategy. The Company regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that the Company will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that the Company will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into the Company's existing infrastructure or to operate profitably. There is also no assurance given as to the Company's ability to obtain adequate funding to complete any contemplated acquisition or that such acquisition will succeed in enhancing the Company's business and will not ultimately have an adverse effect on the Company's business and operations.

         Lack of Continued Development of E-commerce Market. The use of the Internet and the World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access. These difficulties may undermine Company's expansion and promotional efforts. There is no assurance that the Company will be able to successfully overcome these difficulties and maintain its competitive pricing and services.

         Loss of the Company Key Employees May Adversely Affect Growth Objectives. The Company success in achieving its growth objectives depends upon the efforts of Wilfred Shaw, Chairman and Chief Executive Officer of the Company since its inception as well as other key management personnel. His experience and industry-wide contacts significantly benefit the Company. The loss of the services of this individual could have a material adverse effect on our business, financial condition and results of operations. There is no assurance that the Company will be able to maintain and achieve its growth objectives should it lose any of its key management members' services.

         The Company's Involvement in the Marketing of Online Casinos. The Company is involved in the marketing of online casinos. Future legislative efforts to regulate online gaming acts may adversely affect the Company's exclusive marketing arrangement with an online gaming firm. There is no assurance that the Company will be successful in maintaining and expanding its online gaming marketing efforts. There is also no assurance that the Company's online gaming marketing efforts will not tarnish the general public's perception of the Company's public image and good will.

         Competition from Larger and More Established Companies May Hamper Marketability. The competition in the Internet and electronic commerce industry is intense. Large and highly fragmented, this industry hosts a number of well-established competitors, including national, regional and local companies possessing greater financial, marketing, personnel and other resources than the Company. There is no assurance that the Company will be able to market or sell its products if faced with direct product and services competition from these larger and more established Internet portal services providers.

         Failure to Attract Qualified Personnel. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business is dependent upon its ability to attract and retain highly trained and qualified technical personnel and corporate management. There is no assurance that the Company will be able to employ a sufficient number of qualified training personnel in order to achieve its growth objectives.

         Issuance of Future Shares May Dilute Investor Share Value. The Certificate of Incorporation, as amended, of the Company authorizes the issuance of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock and/or all or part of the preferred stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

         Penny Stock Regulation. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

         Computer Systems Redesigned for Year 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). The companies or governments operating such programs have corrected many of the computer programs containing such date language problems. The Company's operations are substantially dependent upon properly functioning computer equipment, which may fail because of such Year 2000 problems. The Company does not know what steps, if any, have been taken by any of its business partners in regard to the Year 2000 problems. The Company's operations will be severally curtailed if one or more of its business partners were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the Company will continue uninterrupted.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.     OTHER EVENTS

         Successor Issuer Election.

         Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, upon effectiveness of the Acquisition, the Company became the successor issuer to Ivory for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective January 5, 2000.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The sole officer and director of Ivory has resigned upon closing of the Acquisition.

ITEM 7.     FINANCIAL STATEMENTS

         Unaudited financial statements as of December 31, 1999 and for the six month period then ended are filed herewith. The audited financial statements of Cosmoz as of June 30, 1999 and for the year then ended are filed herewith.

                                COSMOZ.COM, INC.

                           Consolidated Balance Sheets

                       December 31, 1999 and June 30, 1999

                                                 December 31,           June 30,
                                                     1999                 1999
                                                ----------------     ----------------
                                ASSETS

Current Assets:
    Cash and cash equivalents                   $          89,494    $         424,781
    Short-term investments in
     marketable securities                                304,631            1,565,270
    Accounts receivable - trade, net                       43,855               24,846
    Prepaid expenses                                      247,899                    -
    Note receivable - related party                             -              900,000
    Amounts due from shareholders                         188,142              188,142
                                               -------------------  -------------------

       Total Current Assets                               874,021            3,103,039
                                               -------------------  -------------------

Property and Equipment

    Office furniture                                       24,636               13,127
    Leasehold Improvements                                  2,350                    -
    Equipment                                             104,709               55,519
                                               -------------------     ----------------
                                                          131,695               68,646

    Accumulated depreciation                              (13,515)              (1,136)
                                               -------------------  -------------------

       Total Property and Equipment                       118,180               67,510
                                               -------------------  -------------------

Other Assets:
    Long-term investments                                 625,000              145,000
    Deposits                                               19,086               18,486
    Intangible assets, net                              3,723,007            1,092,943
                                               -------------------  -------------------

       Total Other Assets                               4,367,093            1,256,429
                                               -------------------  -------------------

          Total Assets                          $       5,359,294    $       4,426,978
                                               ===================  ===================


       See accompanying notes to consolidated financial statements.

                                COSMOZ.COM, INC.

                       December 31, 1999 and June 30, 1999


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                                 December 31,              June 30,
                                                                     1999                    1999
                                                           ---------------------   ---------------------
Current Liabilities:
     Accounts payable                                       $           144,744     $            81,849
     Reserve for discontinued operations                                 85,623                  85,623
     Accrued expenses - discontinued operations                         116,696                 116,696
     Accrued expenses and other current liabilities                     132,195                 162,320
     Due to related parties                                                   -                 596,875
     Notes payable - other                                               14,589                  14,589
                                                           ---------------------   ---------------------

        Total Current Liabilities                                       493,847               1,057,952
                                                           ---------------------   ---------------------


Stockholders' Equity

     Preferred stock, $0.001 par value; 50,000,000
        shares authorized; none issued or outstanding                         -                       -
     Common stock, $0.001 par value; 200,000,000
        shares authorized; 61,034,546 and 58,899,546
        issued and outstanding respectively                              61,034                  58,899
     Additional paid-in-capital                                      12,811,937               9,259,417
     Accumulated other comprehensive income (loss)                        4,803                 (45,592)
     Accumulated deficit                                             (8,012,327)             (5,903,698)
                                                           ---------------------   ---------------------

        Total Stockholders' Equity                                    4,865,447               3,369,026
                                                           ---------------------   ---------------------

            Total Liabilities and Stockholders' Equity      $         5,359,294     $         4,426,978
                                                           =====================   =====================


             See accompanying notes to consolidated financial statements.

                                COSMOZ.COM, INC.

                      Consolidated Statements of Operations

   For the three months ended September 30, 1999 and six months ended December 31, 1999


                                                      three months          six months
                                                         ended                 ended
                                                   September 30, 1999    December 31, 1999
Revenues:
    Net revenues (Note 1)                       $             71,745  $            116,854
    Costs of revenues                                                                    -
                                                --------------------- ---------------------
                                                --------------------- ---------------------

                                                              71,745               116,854
                                                --------------------- ---------------------
                                                --------------------- ---------------------

Operating Expenses:
    Sales and marketing                                      259,645               419,750
    Product development                                       76,464               203,983
    General and administrative                               500,973             1,308,579
    Amortization of intangibles                               66,089               207,878
    Non-recurring costs - acquisitions                             -               100,462
    Depreciation and amortization                              3,761                12,379
                                                --------------------- ---------------------
                                                --------------------- ---------------------

       Total operating expenses                              906,932             2,253,031
                                                --------------------- ---------------------
                                                --------------------- ---------------------

       Loss from operations                                 (835,187)           (2,136,177)
                                                --------------------- ---------------------
                                                --------------------- ---------------------

Other Income (loss):
    Interest income                                            3,374                 4,390
    Interest expense                                            (131)                 (131)
    Dividend income                                            8,675                23,289
                                                --------------------- ---------------------
                                                --------------------- ---------------------

       Total other income                                     11,918                27,548
                                                --------------------- ---------------------
                                                --------------------- ---------------------

    Net loss before taxes                                   (823,269)           (2,108,629)

       Provision for income tax                                    -                     -
                                                --------------------- ---------------------
                                                --------------------- ---------------------

    Loss after income taxes from
     operations                                             (823,269)           (2,108,629)


       Net loss                                  $          (823,269)  $        (2,108,629)
                                                ===================== =====================
                                                ===================== =====================

Net loss per share:

    Net loss per share - basic                  $             (0.014) $             (0.035)
                                                ===================== =====================
                                                ===================== =====================

    Net loss per share - diluted                $             (0.013) $             (0.033)
                                                ===================== =====================
                                                ===================== =====================

    Shares used in per share
     calculation - basic                                   59,237,324            60,060,878
                                                ===================== =====================
                                                ===================== =====================

    Shares used in per share
     calculation - diluted                                 63,847,324            64,740,878
                                                ===================== =====================
                                                ===================== =====================


          See accompanying notes to consolidated financial statements.


                                COSMOZ.COM, INC.

   For the three months ended September 30, 1998 and six months ended December 31, 1998


                                                        three months           six months
                                                           ended                 ended
                                                     September 30, 1998    December 31, 1998
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------
Revenues:
    Sales                                         $             64,769  $             64,769
    Franchise fees                                                   -                     -

    Less costs of revenues                                     (16,016)              (16,016)
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------

          Gross profit                                          48,753                48,753
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------

Operating expenses:
    Personnel                                                   20,855                20,855
    General and Administrative                                  97,308                97,808
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------

       Operating expenses                                      118,163               118,663
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------

       Loss on disposal of operations,
        including a provision of
        $98,685 for loss contingency                            227,535               227,535
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------

       Loss before taxes                                       (296,945)             (297,445)
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------

    Provision for income tax                                         -                     -
                                                  ---------------------    ------------------
                                                  ---------------------    ------------------

       Net loss from discontinued
        operations                                             (296,945)             (297,445)
                                                  --------------------- ---------------------
                                                  --------------------- ---------------------

          Net loss                                $            (296,945) $           (297,445)
                                                  ===================== =====================
                                                  ===================== =====================


Net loss per share:

    Net loss per share - basic and diluted        $              (0.007) $             (0.007)
                                                  ===================== =====================
                                                  ===================== =====================

    Shares used in per share calculation -
     basic and diluted                                       41,348,546            41,348,546
                                                  ===================== =====================
                                                  ===================== =====================


          See accompanying notes to consolidated financial statements.

                                COSMOZ.COM, INC.

                      Consolidated Statement of Changes in

                              Shareholders' Equity

                for the six month period ended December 31, 1999


                                                                                                 Additional

                                               Preferred Stock           Common Stock              Paid-in
                                             Shares      Amount      Shares        Amount          Capital
                                            ----------  ---------- -----------  -------------  ----------------

Balance, June 30, 1999                              -    $      -  58,899,546    $    58,899    $    9,259,417




       Comprehensive income (loss):
       Net loss from operations during
        the period
       Net unrealized gain on securities

       Issuance of commons stock for
        acquisitions                                                  550,000            550         1,114,800

       Issuance of common stock for
        services                                                      100,000            100           204,585

       Compensation expense recognized

        on grants                                                                                      201,400

Balance, September 30, 1999                         -           -  59,549,546         59,549        10,780,202
                                            ----------  ---------- -----------  -------------  ----------------

       Comprehensive income (loss):
       Net loss from operations during
        the period
       Net unrealized gain on securities

       Issuance of commons stock for
        acquisitions                                                1,225,000          1,225         1,721,370

       Issuance of common stock for
        services                                                      260,000            260           310,365


Balance, December 31, 1999                          -   $       -  61,034,546   $     61,034   $    12,811,937
                                            ==========  ========== ===========  =============  ================

                                COSMOZ.COM, INC.

                      Consolidated Statement of Changes in

                              Shareholders' Equity

                for the six month period ended December 31, 1999


                                                                     Accumulated

                                                                   Other                           Total
                                                                Comprehensive    Accumulated   Shareholders'    Comprehensive
                                                                Income (loss)      Deficit        Equity        Income (loss)
                                                                -------------   -------------- --------------   --------------

Balance, June 30, 1999                                           $   (45,592)    $ (5,903,698)  $  3,369,026     $ (1,353,065)
       Comprehensive income (loss):
       Net loss from operations during the period                                    (823,269)      (823,269)        (823,269)
       Net unrealized gain on securities                              44,375                          44,375           44,375

       Issuance of commons stock for acquisitions                                                  1,115,350


       Issuance of common stock for services                                                         204,685


       Compensation expense recognized on grants                                                     201,400

Balance, September 30, 1999                                           (1,217)      (6,726,967)     4,112,784         (778,894)
                                                                -------------   -------------- --------------   --------------

       Comprehensive income (loss):
       Net loss from operations during the period                                 (1,285,360)     (1,285,360)     (1,285,360)
       Net unrealized gain on securities                               6,020                           6,020            6,020

       Issuance of commons stock for acquisitions                                                  1,722,595


       Issuance of common stock for
        services                                                                                     310,625


Balance, December 31, 1999                                      $      4,803    $  (8,012,327) $   4,865,447    $  (2,058,234)
                                                                =============   ============== ==============   ==============

                                      COSMOZ.COM, INC.

                            Consolidated Statements of Cash Flows

                     For the six months ended December 31, 1999 and 1998

                                                                                    1999                 1998
                                                                               ---------------     -----------------
Operating Activities:
    Net Loss                                                                $      (2,108,629)             (297,445)
Adjustments to reconcile net (loss) to
  net cash provided by (used in) operating activities:
        Intangible amortization                                                       207,878                     -
        Stock compensation                                                            201,400                     -
        Amortization and depreciation                                                  12,379                     -
        Issuance of common stock for services                                         515,310                     -
        Currency translation                                                                -                 7,079

Changes in operating assets and liabilities:

    Accounts receivable - trade, net                                                  (19,009)                8,820
    Inventory                                                                               -                16,583
    Reserve for discontinued operations                                                     -                98,039
    Accrued expenses -discontinued operations                                               -                  (618)
    Prepaid expenses                                                                 (247,899)                    -
    Accounts payable                                                                   62,895                     -
    Deposits                                                                             (600)                    -
    Accrued expenses and other current liabilities                                    (30,125)                    -
                                                                            ------------------  --------------------

        Net cash used in operating activities                                      (1,406,400)             (167,542)
                                                                            ------------------  --------------------

Investing activities:

    Sale of of marketable securities                                                1,311,037                     -
    Other investments                                                                (480,000)                    -
    Disposal of property and equipment                                                      -               124,596
    Purchases of property and equipment                                               (63,049)                    -
                                                                            ------------------  --------------------

        Net cash used in investing activities                                         767,988               124,596
                                                                            ------------------  --------------------

Financing activities:
    Payments received on note receivable - related party                              900,000                     -
    Payments on amounts due to related parties                                       (596,875)                    -
                                                                            ------------------  --------------------

        Net cash provided by financing activities                                     303,125                     -
                                                                            ------------------  --------------------

        (Decrease) increase in cash and cash equivalents                             (335,287)              (42,946)

Cash and cash equivalents, beginning of period                                        424,781                42,946
                                                                            ------------------  --------------------

Cash and cash equivalents, end of period                                    $          89,494   $                 -
                                                                            ==================  ====================


          See accompanying notes to consolidated financial statements.

                                      COSMOZ.COM, INC.

                         For the six months ended December 31, 1999




Supplemental disclosures of cash flow information:
    Cash paid during the period for
        Interest                                                            $             131   $                 -
        Taxes                                                               $               -   $                 -


The following noncash transactions occurred during the year ended June 30, 1999:

    Acquisition of StreetIQcom, Inc.
        Intangibles                                                         $         800,200
        Issuance of common stock for acquisition                                     (800,200)
                                                                            ------------------

            Cash received                                                   $               -
                                                                            ==================

    Acquisition of MBMagic, Inc.
        Intangibles                                                         $         315,150
        Issuance of common stock for acquisition                                     (315,150)
                                                                            ------------------

            Cash received                                                   $               -
                                                                            ==================

    Acquisition of iTrack.com, Inc.
        Intangibles                                                         $       1,722,595
        Issuance of common stock for acquisition                                   (1,722,595)
                                                                            ------------------

            Cash received                                                   $               -
                                                                            ==================


          See accompanying notes to consolidated financial statements.

CASH FLOW WORKSHEET

6/30/

                          MKT                               SECURITY        OTHER
                CASH      SEC       A/R   INVENTORY         DEPOSIT        REC'BLE        PPE       DEPRE.
6/30/98        42,946     -        8,820    16,583             -            33,230       95,458    (16,557)

6/30/99       424,782  1,565,270  24,845        -            18,487            -         85,202    (17,693)

NET CHANGE    381,836  1,565,270  16,025   (16,583)          18,487        (33,230)     (10,256)    (1,136)

NET LOSS

MKT SEC               (1,599,975)
UNREAL LOSS               34,705
A/R                              (16,025)

 INVENTORY                                  16,583

SEC DEPOSIT                                                 (18,487)

OTHER REC                                                                   33,230

PPE                                                                                     10,256

DEPRE.                                                                                               1,136

INTG ASSET





ACCU AMORT

REL PARTY LOAN
OTHER INVEST.
A/P

ACCU LIAB

LOAN PMT

DUE TO REL PARTY

RES FOD DISCONT

OUTST STOCK OP

CS FOR CASH
DEBT CONVERSION
FOR SERVICE
FOR ACQN
PAID IN CAP

UNREAL LOSS
TRANSL LOSS
CASH BEG

CASH END



                INTG'BLE      ACCU       OTHER                        ACC.          LOANS
                 ASSETS       AMORT.    CURR ASSET          A/P       LIAB           PAY

6/30/98             -           -          -                 -     (217,794)      (195,364)

6/30/99         1,119,599   (26,656)    1,045,000        (81,849)  (277,418)       173,553

NET CHANGE      1,119,599   (26,656)    1,045,000        (81,849)   (59,624)       368,917

NET LOSS

MKT SEC
UNREAL LOSS

A/R

 INVENTORY

SEC DEPOSIT

OTHER REC

PPE

DEPRE.

INTG ASSET      (1,135,943)
                    6,000
                    5,543
                    4,801

ACCU AMORT                   26,656

REL PARTY LOAN                          (900,000)
OTHER INVEST.                           (145,000)
A/P                                                       81,849

ACCU LIAB                                                         59,624

LOAN PMT                                                                          (361,000)
                                                                                    (7,917)

DUE TO REL PARTY

RES FOD DISCONT

OUTST STOCK OP

CS FOR CASH
DEBT CONVERSION
FOR SERVICE
FOR ACQN
PAID IN CAP

UNREAL LOSS
TRANSL LOSS
CASH BEG

CASH END



                                 (N/C)        (N/C)
                                RESERVE       OUTST                      (N/C)
                 DUE TO           FOR         STOCK       COMMON        COMPRE.
                REL PARTY       DISCONT       OPTION      STOCK          LOSS          EQUITY

6/30/98             -            12,941         -      (4,376,489)        -          4,596,226        -

6/30/99         (596,875)       (85,623)     (65,896)  (9,252,420)      45,592       5,902,100        -

NET CHANGE      (596,875)       (98,564)     (65,896)  (4,875,931)      45,592       1,305,874        -

NET LOSS                                                                             1,305,874   (1,305,874)

MKT SEC                                                                                           (1,599,975)
UNREAL LOSS                                                                                           34,705
A/R                                                                                                  (16,025)

 INVENTORY                                                                                            16,583

SEC DEPOSIT                                                                                          (18,487)

OTHER REC                                                                                             33,230

PPE                                                                                                   10,256

DEPRE.                                                                                                 1,136

INTG ASSET                                                                                        (1,135,943)
                                                                                                       6,000
                                                                                                       5,543
                                                                                                       4,801 *

ACCU AMORT                                                                                            26,656

REL PARTY LOAN                                                                                      (900,000)
OTHER INVEST.                                                                                       (145,000)
A/P                                                                                                   81,849

ACCU LIAB                                                                                             59,624

LOAN PMT                                                                                            (361,000)
                                                                                                      (7,917)*

DUE TO REL PARTY596,875                                                                              596,875

RES FOD DISCONT                   98,039                                                              98,039
                                     525                                                                 525 *
OUTST STOCK OP                                65,896                                                  65,896

CS FOR CASH                                                717,383                                   717,383
DEBT CONVERSION                                          2,750,000                                 2,750,000
FOR SERVICE                                                272,605                                   272,605
FOR ACQN                                                 1,135,943                                 1,135,943
PAID IN CAP                                                                                                -

UNREAL LOSS                                                            (34,705)                      (34,705)
TRANSL LOSS                                                            (10,887)                      (10,887)*
CASH BEG                                                                                              42,946

CASH END                                                                                             424,782           (13,478)

                                                                                                                        13,665

                                                                                                                           187


Cosmoz.com, Inc.,
Notes to the Financial Statements

1.       Summary of Significant Accounting Policies
         ------------------------------------------

         A.       General Description of Business

         Cosmoz.com, Inc., ("Cosmoz" or the "Company"), a Delaware corporation, (http://www.cosmoz.com), offers through the World Wide Web a network of branded, technology and community-driven Websites focused on the following categories: personal finance and investing, search and directory; commerce; and games. The Company also develops Web-related software, and provides venture or seed capital to emerging companies that are developing Internet Websites or Web-enabling technologies.

         The Company was incorporated in Delaware on October 15, 1996, as MIS International, Inc., which merged with MIS Multimedia Interactive Services Inc., a Canadian corporation, as of July 1, 1997. MIS Multimedia Interactive Services, Inc., and its subsidiaries (Pretzel Franchising, Inc. and Wheel to Wheel Franchising, Inc.) were engaged in the business of developing and selling franchises. Wheel to Wheel Franchising, Inc., (WTW) concentrated on the marketing of franchises for automotive service centers that used recycled automotive parts, and it operated an automotive service center in Ontario, Canada. Pretzel Franchising, Inc., (PFI) concentrated on the marketing of franchises for "Pretzel Twister", and it operated a store in Toronto, Ontario. The two subsidiaries in Canada, Pretzel Franchising, Inc., and Wheel to Wheel Franchising, Inc., are inactive as of September 30, 1998.

         During the six months ended December 31, 1999, the Company consummated the acquisitions of StreetIQ, Inc., iTrack, Inc., and the remaining 51% interest in MB Technologies, Inc. The shareholders of these corporations exchanged all of their shares for shares of the Company's Common Stock in business combinations that were accounted for under the purchase method.

         The Company's properties include:

         BuckInvestor.com, Inc. (http://www.buckinvestor.com) provides financial and investment information in a format targeted to investors under the age of 35; KingFine, Inc. (http://www.monsterpick.com) provides online investing and trading information to individual day-traders, and it operates an online investor discussion groups; MB Technologies, Inc. (http://www.mbmagic.com), a message board community solutions provider; StreetIQ, Inc. ( http://www.streetiq.com) provides focused online investment information and a community for women.; iTrack, Inc. (http://www.itrack.com) is an online auction monitoring service that allows consumers to track specific products on the various online auction houses. Other Company Websites include http://www.monsterquote.com and htttp://www.casinowhiz.com.

         B.       Basis of Presentation and Organization

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. and with the instructions to Form 10-QSB Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended June 30, 1999 included in Exhibit __ of this Form 10-QSB.

         These financial statements represent the financial activity of Cozmos.com, Inc., a publicly traded company listed and traded on the NASDAQ Over the Counter Bulletin Board ("OTC BB"). In December 1998, the Company changed its focus from operating and franchising pretzel kiosks and retail stores under the name "Pretzel Twister" and operating an automotive service center, "Wheel to Wheel" in Canada to becoming a major force in Internet related businesses and web-based technologies. The Company has acquired a number of websites whose central theme is to provide both a content source and an application source for investors.

         The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All inter-company transactions have been eliminated. The equity and net loss attributable to the minority shareholder interests that related to the Company's subsidiaries are shown separately in the consolidated balance sheet and consolidated statement of operations, respectively. Losses in excess of the minority interest in equity would be charged against the Company.

         These financial statements should be read in conjunction with the Company's audited financial statements and related notes for the year ended June 30, 1999, (refer to Exhibit __). The results of operations for the three month period ended September 30, 1999 and the six month period ended December 31, 1999 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending June 30, 2000.

         C.       Cash and Cash Equivalents, Short and Long-Term Investments

         For purposes of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents, those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

         The Company invests in equity instruments of privately held information technology companies for business and strategic purposes. These investments are included in other long-term assets and are accounted for under the cost method when ownership is less than 20%. For these non-quoted investments, the Company's policy is to regularly review each such investment and the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values.

         The Company identifies and records impairment losses on long-lived assets when events and circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

         D.       Property and Equipment

         Property and equipment are recorded at cost and are depreciated over the estimated useful lives of the assets using the straight-line method. The cost and related accumulated depreciation of all property and equipment retired or otherwise disposed of are removed from the accounts. Any gain or loss is recognized in the current period. Various accelerated methods are used for tax purposes. Leasehold improvements are amortized on a straight-line basis over the term of the lease.

         Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful lives of the assets are added to the property and equipment.

         E.       Revenue Recognition

         The Company's revenues are derived principally from the sale of banner and sponsorship advertisements. The Company's standard rates for banner advertising currently range from approximately $1 per thousand impressions for run of network to $30 per thousand impressions for highly targeted audiences and properties. To date, the duration of the Company's banner advertising commitments has ranged from one week to 2 months.

         Sponsorship advertising contracts have longer terms (ranging from one month to one year) than standard banner advertising contracts and also involve more integration with Cosmoz services, such as the placement of buttons that provide users with direct links to the advertiser's Web site. Advertising revenues on both banner and sponsorship contracts are recognized ratably over the period in which the advertising is displayed, provided that no significant Company obligations remain at the end of a period and collection of the resulting receivable is probable.

         Company obligations typically include guarantees of minimum number of "impressions," or times that an advertisement appears in pages viewed by users of the Company's on-line properties. If minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. The Company has agreements that provide revenue from electronic commerce transactions. These revenues are recognized by the Company upon notification from the advertiser of revenues earned by Cosmoz.

         F.       Product and Web-site Development

         Costs incurred in the development of new products or properties and enhancements to existing products are charged to expense as incurred. Material software development costs incurred subsequent to the establishment of technological feasibility are capitalized. Technological feasibility is determined based on the completion of a working model. The Company has not incurred material software development costs and accordingly has not capitalized any software development costs.

G.       Marketable Securities

         The Company's marketable securities are classified as available-for-sale as of the balance sheet date and are reported at fair value, with unrealized gains and losses, net of tax recorded in shareholders' equity. The Company invests its excess cash in mutual funds and equity securities traded on national stock markets. Realized gains or losses and permanent declines in value, if any, on available-for-sale securities are reported in other income or expense as incurred. As of December 31, 1999, the Company recorded a net unrealized gain of $15,690 on these types of investments.

         The Company invests in equity instruments of privately held, Internet and information technology companies for business and strategic purposes. These investments are included in other long-term assets and when ownership interest is less than 20% are accounted for under the cost method. For these non-quoted investments, the Company's policy is to regularly review such investments and the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values. The Company identifies and records impairment losses on long-lived assets when events and circumstances indicated that such assets might be impaired. To date, no such impairment has been recorded.

         H.       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Management makes estimates that affect reserves for discontinued operations, deferred income tax assets and reserve for discontinued operations. Any adjustments applied to estimates are recognized in the year in which such adjustments are determined.

         I.       Earnings per Share

         The Company follows SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 replaces the presentation of primary EPS with basic EPS, and fully diluted EPS with diluted EPS. It also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

         Basic EPS is computed by dividing net income (loss) by the weighted average number of common shares outstanding. The diluted EPS calculation gives effect to all financial securities and instruments that potentially convert into common shares, such as stock options or warrants, which were outstanding during the period. Shares issued during the period and shares repurchased by the Company are weighted for the portion of the period that they were outstanding for both basic and diluted EPS calculations.

         J.       Segments of an Enterprise and Related Information

         The Company follows SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company has reported its franchising operations in Canada as discontinued operations, and the results of its Internet operations as continuing operations.

         K.       Comprehensive Income

         The Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. The Statement requires only additional disclosures in the consolidated financial statements and does not affect the Company's financial position or results of operations.

         L.       Business Risks and Credit Concentrations

         The Company operates in the Internet-Portal industry segment, which is relatively new, rapidly evolving and highly competitive. The Company relies on third-party suppliers of topical and relevant information content. There can be no assurance that the Company will be able to continue product development and secure content sufficient to support its operations.

         Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, short and long-term investments, and accounts receivable. Substantially all of the Company's cash, cash equivalents, and short and long-term investments are managed by two financial institutions.

         Accounts receivable are typically unsecured. The Company performs ongoing credit evaluations of its customers' financial condition. It generally requires no collateral and maintains reserves for potential credit losses on customer accounts when necessary. Management estimates that no such reserves are warranted at December 31, 1999. One customer comprises over 85% of accounts receivable, and it accounted for approximately 60% of revenue for the period then ended.

         M.       Foreign Currency and International Operations

         The functional currency of the Company's international subsidiaries, PFI and WTW, is the Canadian dollar. The financial statements of these subsidiaries are translated to US dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange rate changes are included in the consolidated statement of operations and were not significant during the periods presented. There were no foreign exchange transactions during the six month period ended December 31, 1999.

         Foreign operations were discontinued as of August 1998, and there are no foreign assets as of December 31, 1998.

         N.       Recent Accounting Pronouncements

         The FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, effective for fiscal years beginning after June 15, 1999. The Company is currently not engaged in hedging activities nor does it have any derivative instruments, thus there is no impact on the current period financial statements.

         The American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires companies to capitalize qualifying computer software costs, which are incurred during the application development stage and amortize them over the software's estimated useful life. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company has adopted SOP 98-1 and it deemed to not have a material impact on the financial statements and related disclosures.

         O.       Intangibles

         Intangible assets consist of goodwill and are being amortized on a straight-line basis over 7 years.

2.       Investments
         -----------

         At June 30, 1999, short and long-term investments in marketable securities were classified as available-for-sale as follows:


                                   Gross Amortized         Gross Unrealized            Gross              Estimated
                                         Cost                    Gain            Unrealized Loss          Fair Value
                                   -----------------       ----------------     ----------------      ---------------

          Mutual Funds                   $  288,940               $  15,690                   -            $  304,630

         Corporate equity
         securities,

         privately-held                     625,000                      -                    -               625,000
                                   -----------------        ---------------     ----------------      ---------------

         Total                           $ 913,9400               $  15,690                   -            $  929,630
                                   =================        ===============     ================      ===============


         Investments in corporate equity securities of privately held companies, in which the Company holds a less than 20% equity interest, are classified as long-term.

         The Company made an investment of $375,000 in preferred stock of iPing, Inc. ("iPing"), a New York based Internet company that operates MrWakeup.com. MrWakeup.com is a service provider that allows users to set customized phone calls to send information such as headline news, horoscopes and weather from the Internet at a requested time. The investment in iPing was for less than a 20% equity interest.

3.       Stock Option Plan
         -----------------

         The Board of Directors has granted management the authority to issue non-statutory stock options to employees and consultants of the Company. Non-statutory stock options issued as of June 30, 1999 are summarized as follows:

                                                  Options      Weighted Average
                                                 Outstanding    Price per Share

                                                 -----------    ---------------
         Balance as of June 30, 1999                 200,000           $1.25
         Options granted                           1,060,000            3.32
         Options canceled                                  -              -
         Options exercised                                 -              -
                                                 -----------    ------------
         Balance at December 31, 1999              1,260,000            2.99

         The non-statutory stock options are for periods of three to four years. Options to purchase 610,000 shares were vested as of December 31, 1999.

         Through December 31, 1999, the Company recorded compensation expense related to certain stock options issued with exercise prices below fair market value of the related common stock. Under APB-25, the cost of compensation is measured by the excess of the quoted market price of the stock over the option price on the measurement date. This is referred to as the intrinsic value method. The Company recorded compensation expense in the amount of $201,400 for the six month period ending December 31, 1999.

         Options are usually granted at the prices equal to the current fair value of the Company's common stock at the date of grant. The vesting period is usually related to the length of employment or consulting contract period.

4.       Acquisitions
         ------------

         A.       Acquisition of Street IQ, Inc.

         On August 9, 1999, the Company completed the acquisition of all outstanding shares of StreetIQ, Inc. ("StreetIQ.com"), a privately-held online financial information content provider (focusing on women investors), through the issuance of 400,000 shares of Cosmoz Common Stock, a market value of $800,000 at the time of the transaction. The acquisition was accounted for as a purchase in accordance with the provisions of APB 16.

         Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their fair values at the date of the acquisition. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill. Results of operations for StreetIQ, Inc. have been included with those of the Company subsequent to the date of acquisition. The Company estimated that the economic useful life of the goodwill was seven years. Upon acquisition, the historical financial results of StreetIQ, Inc. were de minimis.

         B.       Acquisition of iTrack, Inc.

         On October 7, 1999, the Company completed the acquisition of all outstanding shares of iTrack, Inc. ("iTrack"), a privately-held online auction monitoring service that lets users track specific products on various online auction houses, through the issuance of 1,225,000 shares of Cosmoz Common Stock, a market value of $1,722,595 at the time of the transaction, for all of iTrack's outstanding shares. The acquisition was accounted for as a purchase in accordance with the provisions of APB 16.

         Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their fair values at the date of the acquisition. The excess purchase price over the estimated fair value of the assets acquired and liabilities assumed has been allocated to goodwill. Results of operations for iTrack have been included with those of the Company subsequent to the date of acquisition. The Company estimated that the economic useful life of the goodwill was seven years. Upon acquisition, the historical financial results of iTrack were de minimis.

         C.       Acquisition of MB Technologies, Inc.

         On July 30, 1999 the Company completed the acquisition of the remaining 51% of the outstanding shares of MB Technologies, Inc. ("MB"), a privately held operator of online message boards. Under the terms of the acquisition, the Company exchanged 150,000 shares of Cosmoz Common Stock with a market value of $315,000 for 102 shares of MB Technologies. The difference between the amount paid and the value of the pro rata share of MB's stockholders' equity was recorded as goodwill. The Company estimated that the economic useful life of the goodwill was seven years. The financial results of MB were de minimis prior to MB becoming a wholly-owned subsidiary of Cosmoz.

5.       Discontinued Operations
         -----------------------

         The Company's management and its Board of Directors decided to discontinue operations in Canada in July 1998. Operations in Canada consisted of operating and franchising "Pretzel Twister" stores, and the operation of an automotive service center "Wheel to Wheel". To implement this decision, the Company concluded the following transactions:

         A. On August 31, 1998, the Company abandoned all operations of Wheel to Wheel, including its facilities lease. The Company disposed of the assets of the Wheel to Wheel store and used the proceeds to settle liabilities to the extent of available funds.

         B. In July 1998, the Company abandoned all operations of Pretzel Franchising, Inc. The Company informed its franchisees that PFI will cease to operate, and the Company-operated store in Toronto, Ontario was closed.

         In consideration of the issues listed above, the Company continues to maintain a reserve for potential loss contingencies from discontinued operations of approximately $85,000.

         There are no assets from discontinued operations on the balance sheet. The liabilities attributable to discontinued operations are identified as such on the balance sheet.

6.       Common Stock Transactions
         -------------------------

         The company concluded several acquisitions through the issuance of its common stock during the period ending December 31,1999 and it issued its common stock in lieu of cash for professional services performed by third-parties.

         The Company issued 360,000 shares which had a market value of $515,310 for public and investor relations services. The Company also issued common stock to individuals and companies in lieu of cash compensation.

         The Company has outstanding warrants to purchase 4,000,000 shares of its common stock at an exercise price of $0.75. The warrants are for a three- year period and it expires on February 9, 2002.

7.       Related Party Transactions
         --------------------------

         The following transactions occurred between the Company and certain related parties:

         A.       Asia Pacific Ventures

         Asia Pacific Ventures (APV) is a company whose headquarters are in Hong Kong, and its authorized representative was Wilfred Shaw, the current CEO of Cosmoz. APV has loaned money to the Company in previous years. The net of advances due from shareholders and officers consists of overpayments by Cosmoz on loans made by APV to the Company.
         Additionally, APV is a shareholder holding greater than 10% of the outstanding common stock of the company and whose current authorized representative is a family member of Wilfred Shaw, current CEO of the Company. The amounts due from shareholder at June 30, 1999 totaled $188,142.

         B.       Wilfred Shaw

         The following transactions took place between the Company and Wilfred Shaw ("Mr. Shaw"), the CEO and Chairman of the Board of Directors: The Company repaid to Mr. Shaw $596,875 in the form of publicly traded securities for full settlement of the outstanding debt of the Company to Mr. Shaw. The borrowing did not bear any interest.

         Mr. Shaw repaid the Company $900,000 for full settlement of the advances made to him by the Company. The loan to Mr. Shaw did not bear any interest.

         Mr. Shaw has been performing the duties of President and CEO of Cosmoz starting July 1, 1998 to December 31, 1999, and he has received no remuneration for his services. He has performed these services pro bono.

         Mr. Shaw also does not receive any compensation for the period starting July 1, 1998 to December 31, 1999 for serving as the Chairman of the Board of Directors. Mr. Shaw has $60,000 in director fees due from the Company for serving as the Chairman of the Board of Directors for the period prior to June 30, 1998. The amount is included in the liabilities for discontinued operations.

         C.       Wing Yu

         Mr. Wing Yu, ("Mr. Yu"), an executive officer of the Company, held a 25.5% in MB Technologies which was acquired by Cosmoz on July 30, 1999. As a result of this transaction, Mr. Yu received 75,000 shares of Cosmoz Common Stock in exchange for his 25.5% interest in MB Technologies, Inc.



8.       Commitments and Contingencies
         -----------------------------

         A.       Legal

         The Company is periodically involved in legal actions and claims that arise as a result of events that occur in the normal course of operations, including claims of alleged infringement of trademarks, copyrights and other intellectual property rights. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

         B.       Operating Leases

         The Company is obligated under a three-year non-cancelable operating lease agreement for its office facilities. Rent expense was $18,486 and $36,972 for the three and six months ended December 31, 1999, respectively.

         Future lease payments for fiscal years ending June 30, 2000, 2001 and 2002 are $73,944, $73,944, and $61,620, respectively.

         The Company leases an apartment in San Francisco to accommodate out-of-town employees for business meetings. The lease expires on March 31, 2000. The lease payment is $2,510 per month. Future lease payments for fiscal year ending June 30, 2000 are $10,530.

9.       Going Concern Uncertainties
         ---------------------------

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced recurring operating losses and negative cash flows from operations. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity financing.

         In view of these matters, management believes that actions presently being taken to expand the Company's operations and to continue its web-site development activity provide the opportunity for the Company to return to profitability. The Company is currently in negotiations to obtain additional equity financing, which enable it to achieve its strategic objectives.

         The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

10.      Subsequent Events
         -----------------

         A.       Acquisition

         On January 5, 2000, the Company concluded the acquisition of Ivory Acquisition Corporation ("Ivory"), a fully reporting company under regulation 12(g) of the Securities Exchange Act of 1934. Ivory has no material assets or liabilities. The business combination will be accounted for under the pooling method of accounting. The operations of Ivory previous to the acquisition date were de minimis.

         The Company paid the transaction costs of acquisition and initial filing in the amount of $100,000, and issued 250,000 shares of its common stock.

         B.       Facilities Lease

         The Company has entered into a five-year non-cancelable operating lease agreement for its new headquarters in San Mateo California. The lease commences on March 1, 2000. The base rent is $26,600 per year, and there is a clause for the lessee's share of operating expense increases. The Company is required to have a standing letter of credit in the amount of $125,000 for the duration of the lease term. The Company has obtained a stand-by letter of credit in favor of the lessor from Shanghai Commercial Bank, and there are no borrowings under this agreement to date. Under the terms of the letter of credit agreement, the Company has placed $125,000 in a fixed time deposit, earning 6.35% per annum, as collateral.

         Future lease payments for fiscal years ending June 30, 2000, 2001, 2002, 2003, 2004, and 2005 are $105,400, $319,200, $319,200, $319,200,
         $319,200 and $212,800, respectively.

         C.       Common Stock Transactions and Executive Compensation

         On January 10, 2000, the Company issued 3,375,000 shares of its common stock, subject to legend pursuant to Rule 144 of the Rules and Regulations of the US Securities & Exchange Act of 1933, having a market value of $4,218,750 to three executive officers, who are also directors of the Company, and an employee.

         D.       Amounts due to Related Parties

         In February 2000, Asia Pacific Ventures, a related party, advanced to the Company $250,000. The note payable is due upon demand and bears an annual interest of 12%.

ITEM 8.     CHANGE IN FISCAL YEAR

         Not applicable. The Company has a fiscal year ending on June 30.

EXHIBITS

2 Agreement and Plan of Reorganization between Cosmoz.com, Inc. and Ivory Acquisition Corporation, dated January 5, 2000.
         Certificate   of  Ownership  and  Merger   Merging   Ivory   Aquisition
         Corporation into Cosmoz.com, Inc.
3.(I)    Articles of Incorporation of Cosmoz.com, Inc.
3.(II)   By-Laws of Cosmoz.com, Inc.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COSMOZ.COM, INC.

                                            By/s/Wilfred Shaw
                                            -----------------
                                            Wilfred Shaw

                                            Chairman and Chief Executive Officer

         Date: March 3, 2000.



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